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EXHIBIT 10.5

HUGH GRENFAL
Suite 1950 - 400 Burrard Street
Vancouver, British Columbia Canada V6C 3A6

September 9, 1999

Ancona Mining Corporation
Suite 1950 - 400 Burrard Street
Vancouver, B.C.  V6C 3A6

I, Hugh Grenfal, hold in trust for Ancona Mining Corporation a
100% undivided interest in three mineral claims, namely: Marmot -
15 units (record #365899), Wombat - 20 units (record #365900) and
Amax - 9 units (tag #237057).

I will deliver full title on demand to Ancona Mining Corporation for as long as the claims are in good standing with the Province of British Columbia.

Yours truly

/s/ Hugh Grenfal
Hugh Grenfal